Exhibit 5.1

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

January 23, 2012

Carver Bancorp, Inc.

75 West 125th Street

New York, New York, 10027-4512

Re:          Carver Bancorp, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for Carver Bancorp, Inc. (the “Company”) in connection with the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to which this opinion is an exhibit (the “Registration Statement”), and the related prospectus included therein and forming a part thereof (together with any supplement thereto, the “Prospectus”) with respect to:

(i)            the offer and sale of up to 3,529,325 shares of common stock of the Company, par value $0.01 per share (“Common Shares”);

(ii)           the offer and sale of up to 45,118 shares of the Company’s Convertible Non-Cumulative Non-Voting Participating Preferred Stock, Series D (the “Series D Shares”); and

(iii)          the offer and sale of up to 5,518,006 shares of Common Stock that may be issued from time to time upon the subsequent conversion of shares of the Series D Preferred Stock (the “Conversion Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the validity of the securities listed above.

In our capacity as counsel in connection with such offering, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion letter. In our examination, we have assumed but not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, (iv) the accuracy and completeness of all corporate records and documents, certificates and statements of fact, in each case given or made available to us by the Company. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company. We have not independently verified such factual matters.  We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Shares, the Series D Shares and the Conversion Shares, and, for the purposes of this opinion letter, have assumed such future proceedings will be timely completed in the manner presently proposed, including the issuance of the Conversion Shares in the manner stated in the Prospectus, against payment of the consideration set forth in the Prospectus.

We are opining herein as to the effects on the subject transactions only of the laws of the State of Delaware.  We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.  Our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations that, in our experience, are normally applicable to public offerings of common equity securities by a Delaware corporation.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(1)           the Common Shares are duly authorized, validly issued, fully paid and non-assessable;

(2)           the Series D Shares are duly authorized, validly issued, fully paid andnon-assessable; and

(3)           the Conversion Shares have been duly authorized, and when issued in the manner and to the extent set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We assume no obligation to advise you of any events that occur subsequent to the date of this opinion. This opinion is being furnished to you solely for your benefit and may not be relied upon by any other person or for any other purpose and, other than as consented to herein, it may not be quoted in whole or in part or otherwise referred to or be filed with or furnished to any governmental agency or other person or entity without our prior express written consent.

Very truly yours,

/s/ LUSE GORMAN POMERENK & SCHICK
LUSE GORMAN POMERENK & SCHICK,
A Professional Corporation